SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-20111	75-2636283
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

6700 Woodlands Parkway, Ste. 230, #331

The Woodlands, TX 77382

(Address of Principal Executive Offices and Zip Code)

(303) 991-8000

(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
NONE	SPYR	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 22, 2022, L&L CPAs, PA, the principal accountant engaged to audit the registrant’s financial statements, resigned its position. L&L CPAs, PA report on the registrant’s financial statements for the year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The registrant’s board of directors took no part in L&L CPAs, PA decision to resign. During the registrant’s most recent fiscal year and any subsequent interim period preceding such resignation, there were no disagreements with L&L CPAs, PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of L&L CPAs, PA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The registrant provided the disclosures in this Form 8-K to L&L CPAs, PA for review, and requested L&L CPAs, PA to provide a letter addressed to the Commission indicating whether it agrees with the disclosures. Attached as an exhibit is L&L CPAs, PA letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
16.1	Letter from L&L CPAs, PA dated November 29, 2022, regarding its resignation and the disclosures on this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date November 29, 2022

By:	/s/ Tim Matula
Chief Executive Officer & President

2